WAIVER

       WAIVER, dated as of April 15, 1999, (the "Effective Date") to the Credit Agreement, dated as of February 27, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Foamex Carpet Cushion, Inc. ("Foamex Carpet"), the institutions party thereto as Lenders (the "Lenders"), the institutions party thereto as Issuing Banks, and Citicorp USA, Inc. and The Bank of Nova Scotia as Administrative Agents.

       The Lenders hereby temporarily waive compliance by Foamex Carpet of the financial covenants contained in Article X of the Credit Agreement to the extent, but only to the extent, of the period of time commencing on the Effective Date and extending through and including May 5, 1999. As of May 6, 1999 all such financial covenants shall be in full force and effect as though they had never been waived.

       This Waiver shall be governed by and construed in accordance with the laws of the State of New York. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.



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       IN WITNESS  WHEREOF,  the undersigned have executed this Waiver as of the date first written above.

                                          FOAMEX CARPET CUSHION, INC.

                                          By: /s/ George L. Karpinski
                                              ---------------------------------
                                              Name: George L. Karpinski
                                              Title: Senior Vice President


                                          CITICORP USA, INC.

                                          By: /s/
                                              ---------------------------------
                                              Name:
                                              Title:


                                          THE BANK OF NOVA SCOTIA

                                          By: /s/ Brian Allen
                                              ---------------------------------
                                              Name: Brian Allen
                                              Title: Senior Relationship Manager